Exhibit 99.1

NEWS RELEASE

Contact:	IPC Investor Contact:
Kelly O’Brien Intermarket +1.212.754.5467 kelly@intermarket.com	Investor Relations IPC New York 212-825-9060 investors@ipc.com

IPC Reports First Quarter 2005 Results

	Three Months Ended
(dollars in millions)	December 31,
	2004	2003
Revenue	$65.9	$52.7
Income (loss) from continuing operations	$0.2	$(1.6)
Loss from discontinued operations	$–	$(0.2)
Net income (loss)	$0.2	$(1.8)

New York, February 9, 2005 — IPC Acquisition Corp. (IPC), a leading provider of mission-critical voice communication solutions to global enterprises today reported its fiscal first quarter 2005 financial results for the quarter ended December 31, 2004.

Revenue in the first quarter of 2005 increased 25.1%, or $13.2 million, over last year’s first quarter to $65.9 million. The increased revenues primarily reflect increases in network service revenues driven by organic growth in the US and EMEA , the inclusion of a full quarter of revenue from our acquisition of Asia network services in January 2004, as well as increases in equipment service revenues.

“We continue to see an increased level of customer interest and spending across our products and services with particularly strong organic growth with our network services” said Lance Boxer, IPC’s CEO. “Additionally, the completion of our acquisition of Orbacom during the first quarter is an important element of our business strategy of addressing the complex and mission critical needs for command and control communications solutions within the public safety, government, transportation and power, energy and utility industries. At the same time, we believe our entire base of customers will be served well by our continued investments in technology for the delivery of voice communications in critical environments.”

The Company also announced a special cash dividend of $20 million, or $1.36 per share. The special cash dividend will be payable on February 14, 2005 to all stockholders of record of its outstanding common stock as of that date.

-more-

IPC Announces Fiscal 2005 First Quarter Results cont.

IPC ACQUISITION CORP.
CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)

	December 31,	September 30,
	2004	2004
	(Unaudited)
Assets
Assets:
Cash	$8,737	$27,270
Accounts receivable, net of allowance of $1,605 and $1,264, respectively	55,214	57,259
Inventories, net	42,312	31,176
Due from former affiliate	4,986	7,117
Prepaid and other current assets	4,256	4,041
Deferred taxes	13,751	13,132
Current assets of discontinued operations	145	2,548

Total current assets	129,401	142,543

Property, plant and equipment, net	24,648	24,846
Customer relationships, net	147,701	147,939
Technology, net	26,007	27,692
Trade name	16,300	16,300
Goodwill	92,260	82,621
Deferred financing costs, net	11,866	12,283
Other assets	1,252	1,035
Non-current assets of discontinued operations	40	40

Total assets	$449,475	$455,299

Liabilities and Stockholders’ Equity
Liabilities:
Current portion of long term debt	$483	$2,157
Accounts payable	6,641	14,594
Accrued expenses and other current liabilities	24,402	35,984
Income taxes payable	7,888	9,147
Customer advances on installation contracts	30,177	21,984
Deferred revenue on maintenance contracts	14,628	14,007
Current portion of guarantees on former parent obligations	—	155
Current liabilities of discontinued operations	668	639

Total current liabilities	84,887	98,667

Term loan	47,239	47,293
Senior subordinated notes	150,000	150,000
Deferred purchase consideration	3,000	—
Deferred taxes	25,212	23,150
Deferred compensation	2,673	2,686
Guarantees on former parent obligations and other long-term liabilities.	260	260

Total liabilities	313,271	322,056

Commitments and Contingencies

Stockholders’ equity:
Common stock, $0.01 par value, (25,000,000 shares authorized; 14,718,592 shares issued and outstanding at December 31, 2004 and September 30, 2004)	147	147
Paid in capital	146,759	146,479
Notes receivable for purchases of common stock	(278)	(276)
Deferred stock compensation	(871)	(645)
Accumulated deficit	(21,441)	(21,672)
Accumulated other comprehensive income	11,888	9,210

Total stockholders’ equity	136,204	133,243

Total liabilities and stockholders’ equity	$449,475	$455,299

IPC Announces Fiscal 2005 First Quarter Results cont.

IPC ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands) (Unaudited)

	Three Months Ended
	December 31,
	2004	2003
Revenue:
Product sales and installations	$22,470	$21,458
Service	43,455	31,236

	65,925	52,694

Cost of goods sold (depreciation shown separately):
Product sales and installations	12,414	11,138
Service	21,240	15,541
Depreciation and amortization	1,082	742

	34,736	27,421

Gross profit	31,189	25,273

Research and development	4,031	3,409
Selling, general and administrative	17,133	12,924
Depreciation and amortization	1,479	1,331
Amortization of intangibles	4,021	3,776

Income from operations	4,525	3,833

Other income (expense):
Interest expense, net	(5,629)	(5,522)
Other income, net	1,405	447

Income (loss) from continuing operations before income taxes	301	(1,242)

Income tax expense	127	372

Income (loss) from continuing operations	174	(1,614)

Discontinued operations:
Income (loss) from discontinued operations	100	(265)
Income tax expense (benefit)	43	(115)

Income (loss) from discontinued operations, net of tax	57	(150)

Net income (loss)	$231	$(1,764)

IPC Announces Fiscal 2005 First Quarter Results cont.

Editor’s Note

•	IPC earnings conference call is scheduled for 11:00 a.m. E.T. Thursday, February 10, 2005, 888-855-5428 or 719-457-2665 with conference code 9882094 or access via the Web at www.ipc.com or

•	http://phx.corporate-ir.net/playerlink.zhtml?c=89007&s=wm&e=1011832

•	Conference call replays will be available over the Web through May 10, 2005 at www.ipc.com.

About IPC
IPC is a leading provider of mission-critical voice communications solutions to global enterprises. With more than 30 years of expertise, IPC provides its systems and services to the world’s largest financial services firms, as well as to public safety; government; power, energy and utility; and transportation organizations. IPC offers its customers a suite of products and enhanced services that includes advanced Voice over IP technology, and integrated network and management services to 40 countries. Based in New York, IPC has over 800 employees throughout the Americas, Europe and the Asia Pacific regions. For more information visit www.ipc.com.

Statements made in this news release that state IPC’s or its management’s intentions, beliefs, expectations, or predictions for the future constitute “forward looking statements” as defined by federal securities laws, which involve significant risks and uncertainties. Many risks and uncertainties are inherent in the telecommunications equipment industry. Others are more specific to our operations. The occurrence of the events described and the achievement of the expected results depend on many factors, some or all of which are not predictable or within our control. Actual results may differ materially from results discussed in these forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements, are risks associated with concentration of our customers in the financial services industry, our ability to protect our intellectual property, our expansion into Command and Control communications products and services substantial indebtedness, leverage and debt service, risks relating to the performance of our business and future operating results, risks of competition in our existing and future markets, loss or retirement of key executives, labor disputes, risks related to the notes and to high yield securities generally, general business and economic conditions, market acceptance issues, including potential technology changes and the risks inherent in new product and service introductions and the entry into new geographic markets, as well as those risk factors described in our filings with the SEC.
©2005 IPC Acquisition Corp. All Rights Reserved. IPC, IQMX, and ICMX are trademarks of IPC. All other trademarks are the property of their respective owners.

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